Registration No. 333-__________

As filed with the Securities and Exchange Commission on September 7, 2022

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

under

The Securities Act of 1933

MODINE MANUFACTURING COMPANY

(Exact Name of Registrant as Specified in Charter)

Wisconsin39-0482000

(State of Incorporation) (I.R.S. Employer Identification No.)

1500 DeKoven Avenue

Racine, Wisconsin53403

(Address of Principal Executive Offices)(Zip Code)

________________________________________

Modine Manufacturing Company Amended and Restated 2020 Incentive Compensation Plan

________________________________________

Sylvia A. Stein

Vice President, General Counsel, Corporate Secretary and Chief Compliance Officer

Modine Manufacturing Company

1500 DeKoven Avenue

Racine, Wisconsin 53403

(262) 636-1200

(Name, address and telephone number, including area code, of agent for service)

With copies to:

C.J. Wauters

Godfrey & Kahn, S.C.

833 East Michigan Street, Suite 1800

Milwaukee, Wisconsin  53202

(414) 273-3500

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☑
Non-accelerated filer ☐	Smaller reporting company ☐ Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee

Common Stock, $0.625 par value per share	1,547,500(1)	$14.835(2)	$22,957,162.50	$2,128.13(2)

(1)Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s common stock that become issuable under the Amended and Restated 2020 Incentive Compensation Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of the Registrant’s outstanding shares of common stock.

(2)Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h) under the Securities Act.  The price per share and aggregate offering price are calculated based on the average of the high and low sales prices of the Registrant’s common stock on the New York Stock Exchange on September 1, 2022, in accordance with Rule 457(c) under the Securities Act.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

This Registration Statement is being filed by Modine Manufacturing Company (the “Registrant”) pursuant to General Instruction E to Form S-8 under the Securities Act.  The information included and incorporated by reference in the registration statement on Form S-8 filed by the Registrant (Registration No. 333-240023) pursuant to the Securities Act on July 23, 2020, is incorporated by reference into this Registration Statement.

Exhibits

4.1Amended and Restated 2020 Incentive Compensation Plan (Incorporated herein by reference to Exhibit 10.1 to Registrant’s Current Report on Form 8-K filed on July 26, 2022)

5.1Opinion of Godfrey & Kahn, S.C.

23.1Consent of Godfrey & Kahn, S.C. (included in Exhibit 5.1)

23.2Consent of PricewaterhouseCoopers LLP

24.1 Power of Attorney (included in the signature page to this Registration Statement)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Racine, State of Wisconsin, on September 7, 2022.

MODINE MANUFACTURING COMPANY

By:/s/ Neil D. Brinker

Neil D. Brinker

President and Chief Executive Officer

Power of Attorney.   Each person whose signature appears below constitutes and appoints Sylvia A. Stein and Michael B. Lucareli, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Neil D. Brinker	President, Chief Executive Officer and Director	September 7, 2022
Neil D. Brinker	(Principal Executive Officer)

/s/ Michael B. Lucareli	Executive Vice President, Chief Financial	September 7, 2022
Michael B. Lucareli	Officer (Principal Financial and Accounting Officer)
/s/ Eric D. Ashleman	Director	September 7, 2022
Eric D. Ashleman

/s/ Suresh V. Garimella	Director	September 7, 2022
Suresh V. Garimella

/s/ Katherine C. Harper	Director	September 7, 2022
Katherine C. Harper

/s/ Larry O. Moore	Director	September 7, 2022
Larry O. Moore

/s/ Christopher W. Patterson	Director	September 7, 2022
Christopher W. Patterson

/s/ Marsha C. Williams	Director	September 7, 2022
Marsha C. Williams

/s/ David J. Wilson	Director	September 7, 2022
David J. Wilson

/s/ Christine Y. Yan	Director	September 7, 2022
Christine Y. Yan

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